SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

 ____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 26, 2016, stockholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 22, 2016 for the Annual Meeting of Stockholders.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of directors for a one-year term.

Director	For	Against	Abstain	Broker Non-Vote
Clarence L. Granger	17,566,455	1,261,250	16,460	8,544,735
James P. Scholhamer	18,131,195	693,760	19,210	8,544,735
David T. ibnAle	18,358,233	464,272	21,660	8,544,735
Leonid Mezhvinsky	15,220,835	3,604,870	18,460	8,544,735
Emily M. Liggett	16,367,856	2,457,429	18,880	8,544,735
Thomas T. Edman	18,304,217	519,068	20,880	8,544,735
Barbara V. Scherer	18,256,723	566,762	20,680	8,544,735

Proposal 2

Ratification of the appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016.

For	Against	Abstain
26,527,740	728,283	132,877

Proposal 3

Approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
17,801,529	560,757	481,879	8,544,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	June 1, 2016	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	President, Chief Financial Officer and Secretary